Exhibit 99.1

AGROFRESH ANNOUNCES TWO CHANGES TO BOARD OF DIRECTORS

Philadelphia, PA — February 9, 2016 - AgroFresh (NASDAQ: AGFS, AGFSW), a global leader in produce freshness solutions, announced today that Avenue Capital Group Chairman, Chief Executive Officer and Co-Founder Marc Lasry will join the Company’s Board of Directors, effective immediately. Mr. Lasry will replace Mark Ein, who has voluntarily stepped down from his post as an independent director given his other business and civic responsibilities.

“Mr. Ein brought a vast array of leadership experiences to our Board, with a strong track record in M&A and an intimate understanding of the agrochemical industry. We were fortunate to have his extensive experience and guidance available to us as we collaborated on our spin-out from Dow and went through the process of becoming a public company.  He was generous with his time and counsel, particularly given the breadth of his existing commitments, and we are sorry to see him leave the Board” said AgroFresh Chief Executive Officer Tom Macphee.

Mr. Ein is an investor, entrepreneur and philanthropist, who has created, acquired, invested in and built a series of growth companies across a diverse set of industries over the course of his career. He is the Chairman and CEO of Capitol Acquisition 3, founder of Venturehouse Group, LLC, an investment holding company, and Chairman of Lindblad Expeditions, a global leader in marine expedition travel.  He is also the Co-Chairman and Principal Shareholder of Kastle Systems, LLC, one of the country’s leading providers of electronic security and video systems for the commercial real estate industry and a member of the boards of numerous educational and philanthropic organizations.

“I am delighted that Mr. Lasry will be joining our Board of Directors,” Mr. Macphee added, “allowing us to capitalize on his expertise positioning companies for market leadership. His intimate understanding of our business and industry will be valuable as we chart a course toward long-term, sustainable growth.  Marc is well placed to make an immediate impact on our business, and we look forward to his contributions.”

Mr. Lasry currently serves as the Chairman, Chief Executive Officer and Co-Founder of Avenue Capital Group and brings over 32 years of experience. Mr. Lasry is also a member of the Council on Foreign Relations, and serves on the Board of Directors of The Clinton Global Initiative, and the Board of the 92nd Street Y.  He previously served as a member of the Board of Trustees of The Mount Sinai Medical Center.

The AgroFresh board currently has eight members, of which seven are considered independent.  The board is led by Chairwoman Nance K. Dicciani, and includes experienced managers with tenure in the agricultural, chemical and financial industries, and in the growth of start-up companies.

About AgroFresh

AgroFresh Solutions, Inc. (NASDAQ: AGFS) is a global industry leader in providing innovative data-driven specialty solutions aimed at enabling growers and packers of fresh produce to preserve and enhance the freshness, quality and value of fresh produce and to maximize the percentage of produce supplied to the market relative to the amount of produce grown. Its flagship product is the SmartFresh™ Quality System, a freshness protection technology proven to maintain firmness, texture and appearance of fruits during storage and transport. SmartFresh is currently commercialized in over 40 countries worldwide. For more information, please visit http://www.agrofresh.com/home

Forward-Looking Statements

In addition to historical information, this release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “will”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning the Company’s anticipated future growth and market position. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the effects of competition, portfolio concentration, costs related to operating AgroFresh as a stand-alone public company, changes in applicable laws or regulations, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company’s filings with the SEC, including the quarterly report on Form 10-Q filed on November 16, 2015 and available at the SEC’s website at www.sec.gov.

Contact:

Margaret M. Loebl

Executive Vice President and Chief Financial Officer

AgroFresh Solutions, Inc.

+1 (215) 592-2820

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